AMENDMENT TO

CUSTODY AGREEMENT

This AMENDMENT (“Amendment”) is made and entered into, as of the latest date on the signature page hereto (the “Effective Date”), by and between EACH INVESTMENT COMPANY LISTED ON APPENDIX 1 HERETO (“Customer”) and THE BANK OF NEW YORK MELLON (“BNY”). BNY and Customer are collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS, Customer and BNY have entered into a Custody Agreement dated as of December 15, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and

WHEREAS, Customer and BNY desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound, the Parties agree as follows.

1.  Appendix I of the Agreement is hereby amended to reflect the addition of the following fund(s):

•	Guggenheim Investment Grade CLO ETF (GCLO)

•	Guggenheim Securitized Income ETF (GISC)

•	Guggenheim Ultra Short Income ETF (GCSH)

2.  Appendix I to the Agreement is hereby amended and restated in its entirety and replaced with the Appendix I attached hereto, which has been revised to incorporate the above referenced changes.

3.  As hereby amended and supplemented, the Agreement shall remain in full force and effect in accordance with its terms. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control. From and after the Effective Date, any reference to the Agreement shall be a reference to the Agreement as amended hereby. Capitalized terms not specifically defined herein will have the same meaning ascribed to them under the Agreement.

4.  The Agreement as amended constitutes the sole and entire agreement among the Parties with respect to the matters dealt with herein, and merges, integrates and supersedes all prior and contemporaneous discussions, agreements and understandings between the Parties, whether oral or written, with respect to such matters.

5.  This Amendment may be executed in any number of counterparts, either manually or by Electronic Signature, each of which will be deemed an original, and said counterparts when taken together will constitute one and the same instrument and may be sufficiently evidenced by one set of counterparts. Executed counterparts may be delivered by facsimile or email. “Electronic Signature” means an image, representation or symbol inserted into an electronic copy of the Amendment by electronic, digital or other technological methods.

6.  The governing law provision of the Agreement shall be the governing law provision of this Amendment.

7.  Each of the Parties represents and warrants to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind such Party or Parties to this Amendment, including by Electronic Signature, and any such Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

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[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

THE BANK OF NEW YORK MELLON	EACH FUND IDENTIFIED ON APPENDIX I HERETO

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

APPENDIX I

Dated: [ ], 2026

Fund Name	Tax Identification
Guggenheim Strategic Opportunities Fund	20-5997403
Guggenheim Taxable Municipal Bond and Investment Grade Debt Trust	27-3396957
Guggenheim Active Allocation Fund	87-2512331
Guggenheim Funds Trust Guggenheim Macro Opportunities Fund	45-3484801
Guggenheim Funds Trust Guggenheim Floating Rate Strategies Fund	45-3505036
Guggenheim Funds Trust Guggenheim Total Return Bond Fund	45-3484489
Guggenheim Funds Trust Guggenheim Municipal Income Fund	32-6031278
Guggenheim Funds Trust Guggenheim Limited Duration Fund	46-3793112
Guggenheim Funds Trust - Guggenheim Ultra Short Duration	46-4871526
Guggenheim Active INvestment Series (GAINS) - Core Plus Fund	99-3470257
Guggenheim Active INvestment Series (GAINS) - Limited Duration Fund	99-3493464
Guggenheim Strategy Funds Trust Guggenheim Strategy Fund II	46-4878679
Guggenheim Strategy Funds Trust Guggenheim Strategy Fund III	46-4891171
Guggenheim Strategy Funds Trust Guggenheim Variable Insurance Strategy Fund III	46-4928500
Guggenheim Funds Trust Guggenheim Core Bond Fund	48-1054053
Guggenheim Funds Trust Guggenheim High Yield Fund	48-1183728
Guggenheim Variable Funds Trust - Series E (Total Return Bond Series)	48-1054153
Guggenheim Variable Funds Trust - Series P (High Yield Series)	48-1183729
Guggenheim Variable Funds Trust - Series F (Floating Rate Strategies Series)	46-2198472
Guggenheim Macro Opportunities Fund CFC*	98-1147376
Guggenheim Investment Grade CLO ETF (GCLO)	41-3787797

Guggenheim Securitized Income ETF (GISC)	41-3761814
Guggenheim Ultra Short Income ETF (GCSH)	41-3914630

* Indicates Fund will not receive full 1940 Act fund services.